UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025
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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20701 Cooperative Way,	Dulles,	VA	20166-6691
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange
5.50% Subordinated Notes, due 2064	NRUC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, the Board of Directors (the “Board”) of National Rural Utilities Cooperative Finance Corporation (“CFC”) elected Mark A. Suggs, age 68, as President. Mr. Suggs has served as Executive Vice President and General Manager of Pitt & Greene Electric Membership Corporation in Farmville, North Carolina, since September 1983. Mr. Suggs has served as a director of North Carolina Electric Membership Corporation and served as its president from 2015 to 2017. He has also served as a director of North Carolina Association of Electric Cooperatives in Raleigh, North Carolina, since 1984 and served as its president from 2010 to 2011. Additionally, Mr. Suggs has served as a director of Tarheel Electric Membership Association in Raleigh, North Carolina, since 1984.

On June 30, 2025, Darick Eisenbraun notified the Board that he will resign from his position as director effective June 30, 2025. Mr. Eisenbraun’s decision to resign is for personal reasons and not because of a disagreement with CFC on any matter relating to CFC’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)     The following exhibit is filed as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES	COOPERATIVE
FINANCE CORPORATION

By:	/s/ YU LING WANG
Yu Ling Wang
Senior Vice President and Chief Financial Officer

Dated:  July 2, 2025